Exhibit 10.1

[GENAERA LETTERHEAD]

June 28, 2007

Christopher M. Penland, Ph.D. Director of Research Cystic Fibrosis Foundation 6931 Arlington Road, Suite 200 Bethesda, MD 20814

VIA FACSIMILE HARDCOPY TO FOLLOW

Dear Chris,

The purpose of this letter is to serve as notification of the termination of the award to Genaera Corporation (“Genaera”) from the Cystic Fibrosis Foundation Therapeutics, Inc. (“CFFT”) for the clinical development of LOMUCIN™ for treatment of cystic fibrosis dated December 31, 2002, as amended (the “Award”), as a result of the closure of Genaera’s phase 2 trial of LOMUCIN™ (MSI-1995) in cystic fibrosis.

This letter will also confirm that pursuant to the Award, a final milestone in the amount of $100,000 will be due to Genaera and all payments made by the CFFT to Genaera under the Award will not be required to be reimbursed to the CFFT by Genaera as a result of the termination of the Award.

Please indicate your confirmation of the above with your signature and return to my attention via fax at 610.941.5399.

Should you have any questions or require anything additional, please contact me.

Sincerely,

/s/ Leanne M. Kelly_____________

Leanne M. Kelly
Senior Vice President and Chief Financial Officer

CONFIRMED and ACCEPTED:

Signature: /s/ Preston W. Campbell, III, M.D.

Name: Preston W. Campbell, III, M.D._____

Date: June 29, 2007____________________